EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, as amended, into the Company's previously filed Registration Statements File No. 33-90740 and File No. 333-20093.





ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 1997